Exhibit 10.7

Lease Agreement

Lessor (Party A): Hangzhou Nongyuan Network Technology Co., Ltd.

Leasee (Party B): Hangzhou Forasen Technology Co., Ltd.

The following agreements are reached after friendly negotiation based on the reciprocal principle of both parties：

Article 1:

Party A leases the real estate located at Room 1804-1 Dikai Yinzuo, No. 29 East Jiefang Road, Jianggan District, Hangzhou with a construction area of 93.5 square meters to Party B.

Article 2:

Parties B agrees that the real estate shall be leased for office use only.

Article 3:

The lease term shall be 5 years, from August 5, 2020, to August 4, 2022.

Upon expiration of the lease term agreed herein, if Party B intends to renew the lease, it shall propose the renewal to Party A two months prior to the expiration date of the lease. If both parties agree upon the renewal of the lease, they shall conclude a contract separately.

If Party A wants to terminate the lease agreement before expiration, it shall notify Party B two months prior to the terminate date.

Article 4:

The rent for the leased real estate is RMB283,258.25 per year, RMB 8.3 per square meters per day. The rent shall be paid semi-annually.

Article 5:

Party A is responsible for the repair and maintenance of the real estate caused by non-artificial reasons during the lease term.

Any third party will be held liable for cause damages to the real estate and attached facilities.

Party B shall make proper use of the real estate.

Party B is responsible for the repair and maintenance of the real property caused by its own or affiliates.

Article 6:

Party B shall not sublet or exchange the leased real estate to a third party without the consent from Party A.

Article 7:

Any matter not covered herein shall be agreed upon separately by both parties in the amendment of this agreement.

This agreement is made in duplicate with one copy held by each party with the same legal force.

Party A (Signature & Seal): /s/ Hangzhou Nongyuan Network Technology Co., Ltd.

Date: August 5, 2020

Party B (Signature & Seal): /s/ Hangzhou Forasen Technology Co., Ltd.

Date: August 5, 2020